Exhibit 99.1

FOR IMMEDIATE RELEASE

State National Companies Announces Third Quarter 2014

Earnings Release & Conference Call Schedule

BEDFORD, TX — November 7, 2014 — State National Companies, Inc. (NASDAQ: SNC) today announced that it will release third quarter 2014 financial results on Monday, November 17, 2014 after the market closes. In conjunction with the release, State National has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, November 18, 2014 at 9:00 a.m. Central time.

What:	State National 2014 Third Quarter Earnings Conference Call

When:	Tuesday, November 18, 2014 at 9:00 a.m. Central Time

How:	Live via phone — By dialing (716) 247-5810 and use the conference ID number 32391346 to access the call at least 10 minutes prior to the start time, or
Live over the Internet — By logging onto the web at the address below

Where:	http://edge.media-server.com/m/p/nrj3f8xf/lan/en - The webcast link is also posted on the investor relations’ home page at http://ir.statenational.com/

For those who cannot listen to the live call, a replay will be available through November 25, 2014 and may be accessed by dialing (404) 537-3406 and using pass code 32391346#. Also, an archive of the webcast will be available shortly after the call at http://ir.statenational.com/ for 90 days.

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance operating in two niche markets across the United States. In its Program Services segment, the company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for a ceding fee. In its Lender Services segment, the company specializes in providing collateral protection insurance, which insures personal automobiles, light trucks, SUVs and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies. To learn more, please visit www.statenational.com

For additional information contact:

Dennard-Lascar Associates

713-529-6600

Rick Black / Ken Dennard

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